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                                                                    EXHIBIT 23.1


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 10, 1998, on our audits of the consolidated financial statements of The Colonial BancGroup, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 which report is included in The Colonial BancGroup, Inc.'s Annual Report on Form 8-K for the year ended December 31, 1997.

/s/ PricewaterhouseCoopers LLP

Montgomery, Alabama
February 4, 1999




CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 27, 1998, on our audits of the consolidated financial statements of The Colonial BancGroup, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 which report is included in The Colonial BancGroup, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.

/s/ PricewaterhouseCoopers LLP

Montgomery, Alabama
February 4, 1999




















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